UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2013

TEL Offshore Trust

(Exact name of registrant as specified in its charter)

Texas	1-6910	76-6004064
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation )	File Number)	Identification No.)

The Bank of New York Mellon Trust Company, N.A., Trustee
Global Corporate Trust
919 Congress Avenue
Austin, Texas	78701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 852-1422

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On August 30, 2013, TEL Offshore Trust (the “Trust”) issued a press release announcing that Chevron U.S.A. Inc. (“Chevron”), as the managing general partner of the TEL Offshore Trust Partnership (the “Partnership”), has commenced a formal auction process for the sale by the Partnership of its overriding royalty interest (the “Royalty”), equivalent to a 20% net profits interest, in certain oil and gas properties located offshore Louisiana (the “Royalty Properties”).  The principal asset of the Trust consists of a 99.99% interest in the Partnership.  In turn, the principal asset of the Partnership is the Royalty.  The Trust’s source of capital is the Trust’s share of the net proceeds from the Royalty Properties under the terms of the Royalty.  Chevron has engaged EnergyNet.com, Inc. to conduct the marketing process and the related auction for the Royalty, with the bids in the auction currently scheduled to be due on Thursday, September 26, 2013.  The entire Royalty is being marketed for sale; however, the Partnership has reserved the right to sell all or only a portion of its interest in the Royalty.

Item 9.01 Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit 99.1          TEL Offshore Trust’s Press Release dated August 30, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEL Offshore Trust
	By:	The Bank of New York Mellon Trust Company, N.A., as Trustee

Date: August 30, 2013	By:	/s/ Mike Ulrich
Mike Ulrich
Vice President and Trust Officer

EXHIBIT INDEX

Exhibit	Description

99.1	TEL Offshore Trust’s Press Release dated August 30, 2013.